UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 22, 2005

                          THE CHILDREN'S INTERNET, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    000-29611
                                   File Number

                                NEVADA 20-1290331

                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                          5000 Hopyard Road, Suite 320
                              Pleasanton, CA 94588
                  ---------------------------------- ----------
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number (925) 737-0144

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On February 15, 2005, the Registrant's Board of Directors authorized and approved the conversion of all debt owed by the Registrant to Shadrack Films, Inc., the parent company, as of December 31, 2004 into shares of the Registrant's restricted common stock at a conversion price of $.07 per share based upon the most recent sale of a share of the Registrant's common stock which occurred in October 2002 in a private transaction. As of December 31, 2004, the Registrant was indebted to Shadrack Films, Inc. for $ 456,912 representing loans made by Shadrack to the Registrant since its inception on July 3, 2002 when it agreed to fund all of the Registrant's operations. The $456,912 will be converted into 6,527,314 restricted shares. Shadrack Films, Inc. is an entity owned and controlled by the Registrant's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, Sholeh Hamedani who is the sole shareholder of Shadrack Films, Inc. Shadrack Films also owns 1,166,755 shares of the Registrant's common stock. Together with the 6,527,314 shares to be issued upon conversion of the debt, Shadrack Films will own an aggregate of 7,694,069shares of the Registrant's common stock or 87.3% without giving effect to any presently exercisable options. The shares to be issued to Shadrack Films upon conversion are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

      On February 15, 2005, the Registrant's Board of Directors authorized and approved an amendment to the license agreement between the Registrant and Two Dog Net, Inc. dated March 3, 2003, (the "Amended License Agreement"). The Amended License Agreement reduces the license fee for The Children's Internet(R) technology from Two Dog Net from $3.00 to $1.00 per subscription. In consideration for the reduction of the license fee, the Registrant granted Two Dog Net or its designees an option (the "Option") to purchase up to 9,000,000 shares of the Registrant's restricted common stock at an exercise price of $.07 per share based upon the most recent sale of a share of the Registrant's common stock which occurred in October 2002 in a private transaction. The Option is exercisable, in whole or in part at any time and from time to time, for a period of five (5) years from the date of grant. The Option also provides Two Dog Net with "piggyback" registration rights for all shares underlying the option on any registration statement filed by the Registrant for a period of one (1) year following any exercise of the Option. Sholeh Hamedani, the Registrant's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board, owns approximately 10% of the total outstanding shares of common stock of Two Dog Net, Inc. Ms. Hamedani was also President of Two Dog Net, Inc. until she resigned on August 1, 2002. Ms. Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

      On February 15, 2005, the Registrant's Board of Directors granted Tyler Wheeler, the Registrant's Vice President of Technology and a director, an option to purchase up to 500,000 shares of the Registrant's restricted common stock at an exercise price of $.07 per share based upon the most recent sale of a share of the Registrant's common stock which occurred in October 2002 in a private transaction. The Option is exercisable, in whole or in part at any time and from time to time, for a period of five (5) years from the date of grant.

ITEM 8. OTHER EVENTS.

      On February 15, 2005, the Registrant's Board of Directors authorized a 2 for 1 forward split of the Registrant's issued and outstanding common stock to shareholders of record on March 7, 2005 which will be the effective date of the forward split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

      None

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE CHILDREN'S INTERNET, INC.


Date: February 22, 2005                     By: /s/ Sholeh Hamedani
                                                --------------------------------
                                                Sholeh Hamedani, CEO


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